Exhibit 10.2

                                 Lease Agreement

Leaser: Fuming County Zhang'ai Village Economic Cooperation Croup
Lessee: Jiagdong Yonglongxin Special Paper Co. LTD

Terms:

1. Building 2,950 square meter, lot 2,850 square meter, located at the corner of Road Ningchuan Road and Qixin Road;

2. Annual rental : $34,000, pay at the end of each half year (June 30 and December 31);

3. Lease Length: From January 1, 2004 to December 31,2008;

4. No sublease allowed;

5. Leaser is responsible of maintenance of building structure;

6. Lessee is responsible of any damage of building due to ignorance in usage;

7. Lessee could decorate the building in permission by lesser, the part can not removed owned by lesser at the expiration of this agreement;

8. Lesser should maintain the water supply and power in good condition, the power supply is 200k V;

9. Lessee should pay utility in time monthly;

10. On request by government, lesser could stop this agreement with a notice three months in advance;

11. Lessee should pay local tax and fares, and is responsible for statistic information requested by local government;

12. Breach: One party of this agreement breach terms of this agreement, the other party could terminate this agreement in discretion without penalty.

13. Other items will be settled through discussion.


Fuming County Zhang'ai Village Economic Cooperation Croup
Representative:


Jiagdong Yonglongxin Special Paper Co. LTD
Representative: